Exhibit 10.1

PATENT CROSS-LICENSE AGREEMENT

This Patent Cross-License Agreement (“Agreement”) is entered into as of the date of the last execution below (the “Effective Date”), by and between                 a                     corporation (“Buyer”), and VIOLIN MEMORY, INC., a Delaware corporation (“Seller” and together with Buyer, the “Parties” and each, a “Party”).

WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement entered into on May 29, 2014 (the “Asset Purchase Agreement”);

WHEREAS, under the Asset Purchase Agreement, Seller is selling to Buyer a business relating to PCIe flash cards, subject to the terms and conditions thereof;

WHEREAS, Seller is the owner of U.S. Patent No. 8,452,929 (“the ‘929 Patent”) and U.S. Patent Application Serial No. 13/860,118 (“the ‘118 Application”);

WHEREAS, Buyer desires to obtain certain rights in the ‘929 Patent and the ‘118 Application, and Seller desires to grant to Buyer rights in the ‘929 Patent and the ‘118 Application, subject to terms and conditions contained herein;

WHEREAS, under the Asset Purchase Agreement, Seller is selling to Buyer all Seller’s rights, title and interest in and to certain patents and patent applications set forth in Exhibit A to this Agreement; and

WHEREAS, Seller desires to obtain certain rights in the patents and patent applications in Attachment A, and Buyer desires to grant to Seller rights in the patents and patent applications in Attachment A, subject to terms and conditions contained herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and under the Asset Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. DEFINITIONS

Unless otherwise defined in this Section 1, capitalized terms used herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

1.1 “Continuations” means any (i) patents that issue from the Transferred Patents, and (ii) continuations, divisionals, reissues, or foreign counterparts, in each case of the foregoing (i) or (ii), only to the extent such patents, continuations, divisionals, reissues, or foreign counterparts do not include any improvement to the claimed subject matter of any of the Transferred Patents, or otherwise include any new subject matter above and beyond the claimed subject matter of the Transferred Patents.

1.2 “Licensed Field” shall mean (i) from the Effective Date until the third (3rd) anniversary of such Effective Date, all products other than the Licensed Product Line, and (ii) after the third (3rd) anniversary of the Effective Date, all products.

1.3 “Licensed Patents” shall mean Patent rights in and to: (i) the ‘929 Patent; (ii) the ‘118 Application and any patent that may issue from the ‘118 Application; and (iii) any continuations, continuations-in-part, extensions, renewals, parents, divisionals, reissues, reexaminations, and foreign counterparts of the ‘929 Patent and the ‘118 Application (and any patent that may issue therefrom).

1.4 “Licensed Product Line” shall mean PCIe flash memory products of full height and half height form factors having electrical and mechanical interfaces in accordance with PCIe standards set by the Peripheral Component Interconnect Special Interest Group (PCI-SIG).

1.5 “Seller Improvements” shall mean any improvements to the claimed subject matter of any of the Transferred Patents made or that have been made by Seller or any of its Affiliates, including by any employee or consultant of Seller or any of its Affiliates. For clarity, “Seller Improvements” shall exclude any improvements to the claimed subject matter of U.S. Patent No. 8,200,887 B2 to the extent such improvements are related to RAID with write/erase hiding, including any such improvements claimed in any continuations, continuations-in-part, renewals, reissues, reexaminations, extensions, parents, or domestic and foreign counterparts thereto (collectively “the ‘887 Patent”) and no licenses express or implied are granted to Buyer to any such excluded improvements to the claimed subject matter of the ‘887 Patent and no obligation to grant any licenses to any such excluded improvements to the claimed subject matter of the ‘887 Patent is created hereunder.

1.6 “Transferred Patents” shall mean the patent applications listed on Attachment A, including any patents issuing therefrom.

2. LICENSE GRANT

2.1 Seller hereby grants Buyer and its Affiliates a fully paid-up, perpetual, irrevocable, royalty-free, non-sublicensable (except as set forth in Section 5), non-transferable (except as set forth in Section 5), nonexclusive, worldwide license under the Licensed Patents to make, have made, use, import, sell or offer to sell and otherwise exploit the Licensed Product Line.

2.2 Buyer hereby grants Seller and any Seller wholly-owned subsidiary a fully paid-up, perpetual, irrevocable, royalty-free, non-sublicensable (except as set forth in Section 5), non-transferable (except as set forth in Section 5), nonexclusive, worldwide license under the Transferred Patents and Continuations to make, have made, use, import, sell or offer to sell and otherwise exploit any product within the Licensed Field. For clarity and without limitation of any other provision herein, in the event that Buyer files any patent applications directed to an improvement to the claimed subject matter of any of the Transferred Patents, no rights or licenses are granted from Buyer to Seller to such applications or any patents issuing therefrom.

2.3 Without limiting any other license or covenant hereunder or under the Asset Purchase Agreement:

2.3.1

Seller hereby covenants and agrees not to, and agrees to cause its Affiliates not to, institute, prosecute, authorize, assist, fund or support any claim of infringement (direct or indirect, including contributory or inducement infringement), misappropriation or other violation of any Intellectual Property (other than Trademarks) owned or controlled by Seller or any of its Affiliates against Buyer, its Affiliates, or its or their customers, distributors, joint development partners or joint ventures with respect to the Licensed Product Line and Transferred Technology, existing as of the Effective Date; provided, however, that joint development partners or joint ventures, as used in this Section 2.3.1, shall not include those Persons set forth on Attachment B hereto.

2.3.2	With respect to any Seller Improvements made or that have been made on or prior to twenty four (24) months after the Effective Date, Seller hereby covenants and agrees not to, and agrees to cause its Affiliates not to, institute, prosecute, authorize, assist, fund or support any claim of infringement (direct or indirect, including contributory or inducement infringement), misappropriation or other violation of any Intellectual Property (other than Trademarks) owned or controlled by Seller or any of its Affiliates in or to such Seller Improvements against Buyer, its Affiliates, or its or their customers, distributors, joint development partners or joint ventures with respect to any product, service, method or process whatsoever; provided, however, that joint development partners or joint ventures, as used in this Section 2.3.2, shall not include those Persons set forth on Attachment B hereto.

2.4 No right or license is granted by Seller or Buyer herein by implication or otherwise under any patent, patent application or patent claim, except as specifically provided herein.

3. WARRANTIES.

3.1 EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE ASSET PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

3.2 Nothing in this Agreement shall be construed as:

3.2.1 Requiring the maintenance of the Transferred Patents or Licensed Patents;

3.2.2 Conferring any license or right other than the licenses expressly set forth herein;

3.2.3 An obligation on Seller or Buyer to bring or prosecute actions against any third party infringers of the Licensed Patents or Transferred Patents, respectively.

4. EFFECTIVE DATE - TERM AND TERMINATION

4.1 The licenses, covenants and other rights granted under this Agreement shall expire upon the later of (i) when all of the patent applications licensed, or subject to a covenant or other right, hereunder are no longer pending, and (ii) all of the issued patents licensed, or subject to a covenant or other right, hereunder have expired, lapsed or been abandoned.

4.2 Either Party may terminate the licenses, covenants and other rights granted to such Party under this Agreement, effective immediately, by providing written notice to the other Party.

5. ASSIGNMENT, SUBLICENSING AND SUBCONTRACTING

5.1 Except as provided in this Section 5, neither this Agreement nor any rights, obligations, or licenses granted hereunder may be assigned, delegated, sublicensed, subcontracted, extended or otherwise transferred nor, except pursuant to Section 13, shall they inure to the benefit of any trustee in bankruptcy, receiver or other successor of either Party whether by operation of law or otherwise, without the respective written consent of the other Party.

5.2 This Agreement may not be assigned, sublicensed or otherwise transferred (in each case, as applicable, expressly, by operation of law or otherwise) by either Party hereto without the prior written consent of the other Party, including in connection with a merger, change of control, or transfer or sale of assets, stock or business operations of a Party; provided, that:

5.2.1 Buyer may, without the prior written consent of Seller, assign any or all of its rights or obligations under this Agreement to any Affiliate of Buyer, only in connection with an internal reorganization or internal restructuring of Buyer;

5.2.2 Seller may, without the prior written consent of Buyer, assign any or all of its rights or obligations under this Agreement to any Affiliate of Seller only in connection with an internal reorganization or internal restructuring of Seller;

5.2.3 Buyer may, without the prior written consent of Seller, sublicense any or all of its rights and licenses hereunder to any Person in connection with any joint development program, joint venture or sale of any material portion of Buyer’s assets or business related to the Licensed Product Line, whether by merger, acquisition of assets or stock or other transaction; and

5.2.4 Seller may, without the prior written consent of Buyer, sublicense all the rights and licenses granted to Seller under this Agreement to any Person that acquires any material portion of Seller’s assets or business, whether by merger, acquisition of assets or stock or other transaction.

5.3 Subject to the foregoing, this Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and their permitted successors and assigns.

6. NOTICES

All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed using first-class, registered, or certified mail, postage prepaid, faxed or sent by electronic mail to the following addresses or to such other address as the parties hereto may designate in writing:

Seller:

Violin Memory, Inc.

4555 Great America Parkway

Santa Clara, CA 95054

Attn:

Fax:

Email:                     @vmem.com

with a copy to, which shall not constitute notice:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: James J. Masetti

Fax: (650) 233-4545

Email: jim.masetti@pillsburylaw.com

Buyer:

Attn:

Fax:

Email:

with a copy to, which shall not constitute notice:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attn: Patrick S. Brown

Telephone: (310) 712-6603

Fax: (310) 712-8800

Email: brownp@sullcrom.com

All such notices, requests, consents and other communications shall be deemed to be properly given (i) if delivered personally to the address as provided in this Section 6, upon delivery, (ii) if delivered by facsimile transmission or electronic mail to the facsimile number or email address as provided for in this Section 6, upon delivery confirmation if sent during normal business hours of the recipient; if not, then on the next Business Day, (iii) if sent by registered or certified mail, three (3) Business Days after the same has been deposited in the mail, addressed and postage prepaid as set forth above and (iv) if delivered by overnight courier to the address as provided in this Section 6, on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto.

7. GOVERNING LAW

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, excluding that body of law pertaining to conflicts of laws.

8. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

9. AMENDMENTS

There shall be no amendment, modifications or supplements to this Agreement, except by written instrument duly executed by an authorized representative of each of the Parties.

10. CONSTRUCTION

The headings appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope and intent of this Agreement or any of the provisions hereof nor affect the interpretation thereof. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. When a reference is made in this Agreement to a Section or Attachment, such reference shall be to a Section of or Attachment to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof”, “herein”, “hereby”, and derivative or similar words refer to the entire Agreement, and (c) the masculine or feminine gender or neuter shall include the other.

11. GENERAL PROVISIONS

11.1 The Parties represent and warrant that they have the power and authority to enter into this Agreement, and that all signatories to this Agreement are properly authorized to bind the corporate entities for which they sign.

11.2 This Agreement does not constitute or create a joint venture, partnership, employment, agency or similar arrangement between the Parties. Neither Party shall be liable for the representations, acts, or omissions of the other Party. Neither Party has the right or power to act for or on behalf of the other or to bind the other in any respect whatsoever, other than as expressly provided for herein.

11.3 This Agreement shall be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Copies of signed counterparts transmitted by telecopy, facsimile or other electronic transmission shall be considered original executed counterparts for the purposes of this Paragraph, provided receipt of said counterparts is confirmed. This Agreement shall not be effective unless and until signed by both parties hereto.

11.4 Each Party to this Agreement acknowledges that it has reviewed this Agreement with counsel prior to executing this Agreement, and that it has entered into it freely, knowingly, and voluntarily.

11.5 Failure at any time to require performance of any of the provisions herein shall not waive or diminish a Party’s right thereafter to demand compliance therewith or with any other provision. Waiver of any default shall not waive any other default. A Party shall not be deemed to have waived any rights hereunder unless such waiver is in writing and signed by a duly authorized officer of the Party making such waiver.

12. PUBLICITY AND CONFIDENTIALITY

The Parties agree that the terms of this Agreement are confidential and may not be disclosed to the public.

13. BANKRUPTCY

Notwithstanding anything to the contrary, it is intended that this Agreement and all rights and licenses granted by a Party hereunder will survive and remain effective in the event such Party voluntarily or involuntarily becomes subject to the protection of the United States Bankruptcy Code (or foreign equivalents thereto). Each Party, on behalf of itself and its Affiliates, agrees that its and their rights to the licensed Intellectual Property as set forth in this Agreement constitute “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code and that such licensed Intellectual Property shall be governed by Section 365(n) of the United States Bankruptcy Code (or foreign equivalents thereto). If any of the Parties voluntarily or involuntarily becomes subject to the protection of such bankruptcy code, and such Party or the trustee in bankruptcy rejects the Agreement under Section 365 of the Bankruptcy Code, the other Party shall have the right to: (i) treat the Agreement as terminated or (ii) retain its rights and licenses under the Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

BUYER:

a corporation

By:
Name
Title

SELLER:

VIOLIN MEMORY, INC. a Delaware corporation

By:
Name
Title